UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ocean Capital LLC (“Ocean Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”), to be used to solicit votes for the election of its slates of highly-qualified director candidates at the 2021 annual meetings of stockholders (including any other meeting of stockholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meetings”) of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), and for the approval of a business proposal to be presented at each of the Annual Meetings.

On August 2, 2021, Ocean Capital began running the attached advertisement in certain Puerto Rico publications. The advertisement, in Spanish and translated to English, is filed herewith as Exhibit 1.